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                                                                    EXHIBIT 10.2

                                                                27 October, 1998

                    1998 STOCK AND PERFORMANCE INCENTIVE PLAN

                                       OF

                                   CONOCO INC.

                    (AS AMENDED EFFECTIVE AS OF MAY 12, 1999)


         1. Plan. This 1998 Stock and Performance Incentive Plan of Conoco Inc. (the "Plan") was adopted by Conoco Inc. (the "Company") to reward certain corporate officers and key employees of Conoco Inc., certain independent contractors and nonemployee directors of Conoco Inc. by providing for certain cash benefits and by enabling them to acquire shares of common stock of Conoco Inc., and the Plan has been amended effective May 12, 1999.

         2. Objectives. The purpose of this 1998 Stock and Performance Incentive Plan of Conoco Inc. is to further the interests of the Company, its Subsidiaries and its shareholders by providing incentives in the form of awards to key employees, independent contractors and directors who can contribute materially to the success and profitability of the Company and its Subsidiaries and to provide for issuance of awards in connection with the "Option Program" under which certain existing DuPont awards will be canceled at the election of the holder. Such awards will recognize and reward outstanding performances and individual contributions and give Participants in the Plan an interest in the Company parallel to that of the shareholders, thus enhancing the proprietary and personal interest of such Participants in the Company's continued success and progress. This Plan will also enable the Company and its Subsidiaries to attract and retain such employees, independent contractors and directors.

         3. Definitions. As used herein, the terms set forth below shall have the following respective meanings:

                  "Annual Director Award Date" means, for each year beginning on or after the IPO Closing Date, the first business day of the month next succeeding the date upon which the annual meeting of stockholders of the Company is held in such year.

                  "Authorized Officer" means the Chairman of the Board or the Chief Executive Officer of the Company (or any other senior officer of the Company to whom either of them shall delegate the authority to execute any Award Agreement, where applicable).

                  "Award" means an Employee Award, a Director Award or an Independent Contractor Award.



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                  "Award Agreement" means any Employee Award Agreement, Director
Award Agreement or Independent Contractor Award Agreement.

                  "Board" means the Board of Directors of the Company.

                  "Cash Award" means an award denominated in cash.

                  "Chairman" means the Chairman of the Board as of the IPO Pricing Date.

                  "Class A Common Stock" means the Class A Common Stock, par value $.01 per share, of the Company.

                  "Class B Common Stock" means the Class B Common Stock, par value $.01 per share, of the Company.

                  "Code" means the Internal Revenue Code of 1986, as amended from time to time.

                  "Committee" means the Compensation Committee of the Board or such other committee of the Board as is designated by the Board to administer the Plan; provided, however, that prior to the IPO Closing Date, except for purposes of any action to be taken by the Committee under the Option Program, "Committee" shall mean the Compensation Committee of the Board of Directors of DuPont. For any action to be taken under the Option Program prior to the IPO Closing Date, the Compensation Committee of the Board of Directors of DuPont shall function as the "Committee" solely with respect to Participants residing in the United States.

                  "Common Stock" means the Class A Common Stock or Class B Common Stock, except where the context requires that the reference is to one of such classes.

                  "Company" means Conoco Inc., a Delaware corporation.

                  "Director Award" means a Director Option or Stock Unit.

                  "Director Award Agreement" means a written agreement setting forth the terms, conditions and limitations applicable to a Director Award.

                  "Director Option" means a Nonqualified Stock Option granted to a Nonemployee Director pursuant to paragraph 9 hereof.

                  "Directors Deferred Compensation Plan" means the Conoco Inc. Deferred Compensation Plan for Nonemployee Directors established under the Plan.


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                  "Disability" means, with respect to a Nonemployee Director, the inability to perform the duties of a member of the Board for a continuous period of more than three months by reason of any medically determinable physical or mental impairment.

                  "Dividend Equivalents" means, with respect to shares of Restricted Stock that are to be issued at the end of the Restriction Period, an amount equal to all dividends and other distributions (or the economic equivalent thereof) that are payable to stockholders of record during the Restriction Period on a like number of shares of Common Stock.

                  "DuPont" means E. I. du Pont de Nemours and Company, a Delaware corporation.

                  "DuPont Award" means an option, stock appreciation right or other form of stock award granted by DuPont pursuant to the DuPont Stock Performance Plan, the DuPont Variable Compensation Plan, the DuPont Corporate Sharing Plan or the Conoco Unit Option Plan.

                  "Employee" means an employee of the Company or any of its Subsidiaries and an individual who has agreed to become an employee of the Company or any of its Subsidiaries and is expected to become such an employee within the following six months.

                  "Employee Award" means any Option, SAR, Stock Award, Cash Award or Performance Award granted, whether singly, in combination or in tandem, to a Participant who is an Employee pursuant to such applicable terms, conditions and limitations (including treatment as a Performance Award) as the Committee may establish in order to fulfill the objectives of the Plan.

                  "Employee Award Agreement" means a written agreement setting forth the terms, conditions and limitations applicable to an Employee Award.

                  "Fair Market Value" of a share of Class A Common Stock or Class B Common Stock means, as of a particular date, (i) if shares of that class of Common Stock are listed on a national securities exchange, the mean between the highest and lowest sales price per share of such Common Stock on the consolidated transaction reporting system for the principal national securities exchange on which shares of such Common Stock are listed on that date, or, if there shall have been no such sale so reported on that date, on the next succeeding date on which such a sale was so reported, or, at the discretion of the Committee, the price prevailing on the exchange at the time of exercise,
(ii) if shares of that class of Common Stock are not so listed but are quoted on the Nasdaq National Market, the mean between the highest and lowest sales price per share of such class of Common Stock reported by the Nasdaq National Market on that date, or, if there shall have been no such sale so reported on that date, on the next succeeding date on which such a sale was so reported, or, at the discretion of the Committee, the price prevailing on the Nasdaq National Market at the time of exercise, (iii) if that class of Common Stock is not so listed or quoted, the mean between the closing bid and asked price on that date, or, if there are no quotations available for such date, on the next succeeding date on which such quotations shall be available, as reported by the Nasdaq Stock Market, or, if not reported by the Nasdaq Stock Market, by the National Quotation Bureau


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Incorporated or (iv) if shares of that class of Common Stock are not publicly traded, the most recent value determined by an independent appraiser appointed by the Company for such purpose; provided that, notwithstanding the foregoing, "Fair Market Value" in the case of any Award granted in connection with the IPO means the price per share of Common Stock set on the IPO Pricing Date, as set forth in the final prospectus relating to the IPO.

                  "Grant Date" means the date an Award is granted to a Participant pursuant to the Plan.

                  "Grant Price" means the price at which a Participant may exercise his or her right to receive cash or Common Stock, as applicable, under the terms of an Award.

                  "Incentive Stock Option" means an Option that is intended to comply with the requirements set forth in Section 422 of the Code.

                  "Independent Contractor" means a person providing services to the Company or any of its Subsidiaries, or who will provide such services, except an Employee or Nonemployee Director.

                  "Independent Contractor Award" means any Nonqualified Stock Option, SAR, Stock Award, Cash Award or Performance Award granted, whether singly, in combination or in tandem, to a Participant who is an Independent Contractor pursuant to such applicable terms, conditions and limitations as the Committee may establish in order to fulfill the objectives of the Plan.

                  "Independent Contractor Award Agreement" means a written agreement setting forth the terms, conditions and limitations applicable to an Independent Contractor Award.

                  "IPO" means the first time a registration statement filed under the Securities Act of 1933 and respecting an underwritten primary offering by the Company of shares of Common Stock is declared effective under that Act and the shares registered by that registration statement are issued and sold by the Company (otherwise than pursuant to the exercise of any over-allotment option).

                  "IPO Closing Date" means the date on which the Company first receives payment for the shares of Common Stock it sells in the IPO.

                  "IPO Pricing Date" means the date of the execution and delivery of an underwriting or other purchase agreement among the Company and the underwriters relating to the IPO setting forth the price at which shares of Common Stock will be issued and sold by the Company to the underwriters and the terms and conditions thereof.

                  "Nonemployee Director" means an individual serving as a member of the Board who is not an employee of DuPont or any of its Subsidiaries or the Company or any of its Subsidiaries.

                  "Nonqualified Stock Option" means an Option that is not an Incentive Stock Option.


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                  "Option" means a right to purchase a specified number of
shares of Common Stock at a specified Grant Price, which may be an Incentive Stock Option or a Nonqualified Stock Option.

                  "Option Program" means a program involving the cancellation of certain existing DuPont Awards, and the issuance upon such cancellation of comparable awards with respect to Class A Common Stock, in which certain employees will be given the option to participate in connection with the IPO.

                  "Option Program Award" means an Option, SAR or Stock Award granted pursuant to Section 8(d) in connection with the Option Program.

                  "Option Value" means the value of a Director Option as determined on the basis of a generally accepted valuation methodology as determined by the Board.

                  "Participant" means an Employee, Director or Independent Contractor to whom an Award has been granted under this Plan.

                  "Performance Award" means an award made pursuant to this Plan to a Participant who is an Employee or Independent Contractor that is subject to the attainment of one or more Performance Goals.

                  "Performance Goal" means a standard established by the Committee, to determine in whole or in part whether a Performance Award shall be earned.

                  "Restricted Stock" means Common Stock that is restricted or subject to forfeiture provisions.

                  "Restriction Period" means a period of time beginning as of the Grant Date of an Award of Restricted Stock and ending as of the date upon which the Common Stock subject to such Award is no longer restricted or subject to forfeiture provisions.

                  "Stock Appreciation Right" or "SAR" means a right to receive a payment, in cash or Common Stock, equal to the excess of the Fair Market Value or other specified valuation of a specified number of shares of Common Stock on the date the right is exercised over a specified Grant Price, in each case, as determined by the Committee.

                  "Stock Award" means an Award in the form of shares of Common Stock or units denominated in shares of Common Stock, including an award of Restricted Stock.

                  "Stock Unit" means a unit equal to one share of Class A Common Stock or Class B Common Stock (as determined by the Committee) (as adjusted pursuant to Section 3.6 of the Directors Deferred Compensation Plan) granted to a Nonemployee Director.


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                  "Subsidiary" means (i) in the case of a corporation, any
corporation of which the Company directly or indirectly owns shares representing 50% or more of the combined voting power of the shares of all classes or series of capital stock of such corporation which have the right to vote generally on matters submitted to a vote of the stockholders of such corporation and (ii) in the case of a partnership or other business entity not organized as a corporation, any such business entity of which the Company directly or indirectly owns 50% or more of the voting, capital or profits interests (whether in the form of partnership interests, membership interests or otherwise).

         4. Eligibility.

                  (a) Employees. Employees eligible for the grant of Employee Awards under this Plan are those who hold positions of responsibility and whose performance, in the judgment of the Committee, can have a significant effect on the success of the Company and its Subsidiaries.

                  (b) Directors. Members of the Board eligible for the grant of Director Awards under this Plan are those who are Nonemployee Directors.

                  (c) Independent Contractors. All Independent Contractors are eligible for the grant of Independent Contractor Awards under this Plan.

         5. Common Stock Available for Awards.

                  (a) Subject to the provisions of paragraph 15 hereof, no Award shall be granted if it shall result in the aggregate number of shares of Common Stock issued under the Plan plus the number of shares of Common Stock covered by or subject to Awards then outstanding (after giving effect to the grant of the Award in question) to exceed the greater of (a) 20,000,000 shares or (b) 3.3% of the number of shares of Common Stock (including both Class A and Class B) outstanding at the time of granting such Award. No more than 7,000,000 shares of Class A Common Stock and Class B Common Stock (in the aggregate) shall be available for Incentive Stock Options. The number of shares of Common Stock that are the subject of Awards under this Plan that are forfeited or terminated, expire unexercised, are settled in cash in lieu of Common Stock or in a manner such that all or some of the shares covered by an Award are not issued to a Participant or are exchanged for Awards that do not involve Common Stock, shall again immediately become available for Awards hereunder. The Committee may from time to time adopt and observe such procedures concerning the counting of shares against the Plan maximum as it may deem appropriate. The Board and the appropriate officers of the Company shall from time to time take whatever actions are necessary to file any required documents with governmental authorities, stock exchanges and transaction reporting systems to ensure that shares of Common Stock are available for issuance pursuant to Awards.

                  (b) Option Program Awards shall not be subject to the limitations in paragraph 8(b), nor shall such Awards count against the limitations on Common Stock available for Awards set forth in paragraph 5(a). Option Program Awards shall be subject to such terms and conditions


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as the Committee may establish in accordance with Section 8(d), but shall in all events comply with the applicable provisions of that certain Restructuring, Transfer, and Separation Agreement to which the Company and DuPont are parties and shall in all respects comply with the provisions of Exhibit 10.3 thereto
(the Employee Matters Agreement).

         6. Administration.

                  (a) This Plan shall be administered by the Committee except as otherwise provided herein.

                  (b) Subject to the provisions hereof, the Committee shall have full and exclusive power and authority to administer this Plan and to take all actions that are specifically contemplated hereby or are necessary or appropriate in connection with the administration hereof. The Committee shall also have full and exclusive power to interpret this Plan and to adopt such rules, regulations and guidelines for carrying out this Plan as it may deem necessary or proper, all of which powers shall be exercised in the best interests of the Company and in keeping with the objectives of this Plan. The Committee may, in its discretion, provide for the extension of the exercisability of an Employee Award or Independent Contractor Award, accelerate the vesting or exercisability of an Employee Award or Independent Contractor Award, eliminate or make less restrictive any restrictions applicable to an Employee Award or Independent Contractor Award, waive any restriction or other provision of this Plan (insofar as such provision relates to Employee Awards or to Independent Contractor Awards) or an Employee Award or Independent Contractor Award or otherwise amend or modify an Employee Award or Independent Contractor Award in any manner that is either (i) not adverse to the Participant to whom such Employee Award or Independent Contractor Award was granted or (ii) consented to by such Participant. The Committee may grant an Award to an Employee who it expects to become an employee of the Company or any of its Subsidiaries within the following six months, with such Award being subject to the individual's actually becoming an employee within such time period, and subject to such other terms and conditions as may be established by the Committee. The Committee may correct any defect or supply any omission or reconcile any inconsistency in this Plan or in any Award in the manner and to the extent the Committee deems necessary or desirable to further the Plan purposes. Any decision of the Committee in the interpretation and administration of this Plan shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned.

                  (c) No member of the Committee or officer of the Company to whom the Committee has delegated authority in accordance with the provisions of paragraph 7 of this Plan shall be liable for anything done or omitted to be done by him or her, by any member of the Committee or by any officer of the Company in connection with the performance of any duties under this Plan, except for his or her own willful misconduct or as expressly provided by statute.

         7. Delegation of Authority. The Committee may delegate to the Chief Executive Officer and to other senior officers of the Company its duties under this Plan pursuant to such conditions or


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limitations as the Committee may establish. The Committee may engage or authorize the engagement of a third party administrator to carry out administrative functions under the Plan.

         8. Employee and Independent Contractor Awards.

                  (a) The Committee shall determine the type or types of Employee Awards to be made under this Plan and shall designate from time to time the Employees who are to be the recipients of such Awards. Each Employee Award shall be embodied in an Employee Award Agreement, which shall contain such terms, conditions and limitations as shall be determined by the Committee in its sole discretion and, if required by the Committee, shall be signed by the Participant to whom the Employee Award is granted and by an Authorized Officer for and on behalf of the Company. Employee Awards may consist of those listed in this paragraph 8(a) and may be granted singly, in combination or in tandem. Employee Awards may also be granted in combination or in tandem with, in replacement of, or as alternatives to, grants or rights under this Plan or any other employee plan of the Company or any of its Subsidiaries, including the plan of any acquired entity. An Employee Award may provide for the grant or issuance of additional, replacement or alternative Employee Awards upon the occurrence of specified events, including the exercise of the original Employee Award granted to a Participant. All or part of an Employee Award may be subject to conditions established by the Committee, which may include, but are not limited to, continuous service with the Company and its Subsidiaries, achievement of specific business objectives, increases in specified indices, attainment of specified growth rates and other comparable measurements of performance. Upon the termination of employment by a Participant who is an Employee, any unexercised, deferred, unvested or unpaid Employee Awards shall be treated as set forth in the applicable Employee Award Agreement.

                  (i) Option. An Employee Award may be in the form of an Option, which may be an Incentive Stock Option or a Nonqualified Stock Option. The Grant Price of an Option shall be not less than the Fair Market Value of the Common Stock subject to such Option on the Grant Date. Subject to the foregoing provisions, the terms, conditions and limitations applicable to any Options awarded to Employees pursuant to this Plan, including the Grant Price, the term of the Options and the date or dates upon which they become exercisable, shall be determined by the Committee.

                  (ii) Stock Appreciation Rights. An Employee Award may be in the form of an SAR. The terms, conditions and limitations applicable to any SARs awarded to Employees pursuant to this Plan, including the Grant Price, the term of any SARs and the date or dates upon which they become exercisable, shall be determined by the Committee.

                  (iii) Stock Award. An Employee Award may be in the form of a Stock Award. The terms, conditions and limitations applicable to any Stock Awards granted pursuant to this Plan shall be determined by the Committee.


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                  (iv) Cash Award. An Employee Award may be in the form of a
         Cash Award. The terms, conditions and limitations applicable to any Cash Awards granted pursuant to this Plan shall be determined by the Committee.


                  (v) Performance Award. Without limiting the type or number of Employee Awards that may be made under the other provisions of this Plan, an Employee Award may be in the form of a Performance Award. A Performance Award shall be paid, vested or otherwise deliverable solely on account of the attainment of one or more pre-established, objective Performance Goals established by the Committee prior to the earlier to occur of (x) 90 days after the commencement of the period of service to which the Performance Goal relates and (y) the lapse of 25% of the period of service (as scheduled in good faith at the time the goal is established), and in any event while the outcome is substantially uncertain. A Performance Goal is objective if a third party having knowledge of the relevant facts could determine whether the goal is met. Such a Performance Goal may be based on one or more business criteria that apply to the Employee, one or more business units of the Company, or the Company as a whole, and may include one or more of the following: increased revenue, net income, stock price, market share, earnings per share, return on equity, return on assets, decrease in costs, shareholder value, net cash flow, total shareholder return, return on capital, return on investors' capital, operating income, funds from operations, cash flow, cash from operations, after-tax operating income, reserve addition, proceeds from dispositions, production volumes, refinery runs, net cash flow before financing activities, reserve replacement ratio, finding and development costs, refinery utilizations and total market value. Unless otherwise stated, such a Performance Goal need not be based upon an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo or limiting economic losses (measured, in each case, by reference to specific business criteria). In interpreting Plan provisions applicable to Performance Goals and Performance Awards, it is the intent of the Plan to conform with the standards of Section 162(m) of the Code and Treasury Regulation Section 1.162-27(e)(2)(i), and the Committee in establishing such goals and interpreting the Plan shall be guided by such provisions. Prior to the payment of any compensation based on the achievement of Performance Goals, the Committee must certify in writing that applicable Performance Goals and any of the material terms thereof were, in fact, satisfied. Subject to the foregoing provisions, the terms, conditions and limitations applicable to any Performance Awards made pursuant to this Plan shall be determined by the Committee.

                  (b) Notwithstanding anything to the contrary contained in this Plan excluding paragraph 5(b), the following limitations shall apply to any Employee Awards made hereunder:

                  (i) no Participant may be granted, during any calendar year, Employee Awards consisting of Options or SARs that are exercisable for more than 2,500,000 shares of Common Stock (whether Class A Common Stock, Class B Common Stock, or a combination of such classes);


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                  (ii) no Participant may be granted, during any calendar year,
         Stock Awards covering or relating to more than 150,000 shares of Common Stock (whether Class A Common Stock, Class B Common Stock, or a combination of such classes) (the limitation set forth in this clause
         (ii), together with the limitation set forth in clause (i) above, being hereinafter collectively referred to as the "Stock Based Awards Limitations"); and

                  (iii) no Participant may be granted Employee Awards consisting of cash or in any other form permitted under this Plan (other than Employee Awards consisting of Options or SARs or Stock Awards) in respect of any calendar year having a value determined on the Grant Date in excess of $7,500,000.

                  (c) The Committee shall have the sole responsibility and authority to determine the type or types of Independent Contractor Awards to be made under this Plan and the terms, conditions and limitations applicable to such Awards.

                  (d) Holders of DuPont Awards who elect to participate in the Option Program may be granted Option Program Awards under this Plan. An Option Program Award shall generally be subject to the same terms and conditions as the canceled DuPont Award, with appropriate adjustments to exercise price and the number of shares subject to the Option Program Award, subject to such other terms as are determined by the Committee.

         9. Director Awards. Each Nonemployee Director of the Company shall be granted Director Awards in accordance with this paragraph 9 and subject to the applicable terms, conditions and limitations set forth in this Plan and the applicable Director Award Agreements. Notwithstanding anything to the contrary contained herein, Director Awards shall not be granted in any year in which a sufficient number of shares of Common Stock are not available to make all such scheduled Awards under this Plan.

                  (a) Initial Director Options. On the IPO Pricing Date, each Nonemployee Director, other than the Chairman, and each person who has agreed to become a Nonemployee Director in connection with the IPO shall be automatically granted a Director Option on that number of shares of Class A Common Stock such that the aggregate Option Value is $30,000, and the Chairman shall be automatically awarded a Director Option on that number of shares of Class A Common Stock such that the aggregate Option Value is $1,300,000, but in the case of a person who is not a Nonemployee Director on such date, subject to that person becoming a Nonemployee Director no later than the next regularly scheduled meeting of the Board.

                  (b) Annual Director Options. On each Annual Director Award Date, each Nonemployee Director other than the Chairman shall automatically be granted a Director Option (on either of Class A Common Stock or Class B Common Stock, as determined by the Committee) such that the aggregate Option Value is $30,000.


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                  (c) Terms of Director Option. Each Director Option shall have a term of ten years following the Grant Date. The Grant Price of each share of Common Stock subject to a Director Option shall be equal to the Fair Market Value of the Common Stock subject to such Option on the Grant Date. All Director Options shall be fully vested after 6 months of service as a Nonemployee Director. All Director Options shall become exercisable in increments of one-third of the total number of shares of Common Stock that are subject thereto (rounded up to the nearest whole number) on the first and second anniversaries of the Grant Date and of all remaining shares of Common Stock that are subject thereto on the third anniversary of the Grant Date. Notwithstanding the foregoing exercise schedule, all Director Options held by a Nonemployee Director shall immediately become fully exercisable if the Nonemployee Director terminates his or her status as a member of the Board by reason of the director's death or Disability.

                  (d) Director Option Agreements. Any Award of Director Options shall be embodied in a Director Award Agreement, which shall contain the terms, conditions and limitations set forth above and shall be signed by an Authorized Officer for and on behalf of the Company.

                  (e) Initial Stock Units. On the IPO Pricing Date, each Nonemployee Director, other than the Chairman, and each person who has agreed to become a Nonemployee Director in connection with the IPO shall be automatically granted that number of Stock Units under the Director's Deferred Compensation Plan determined by dividing $95,000 by the Fair Market Value of Class A Common Stock on the IPO Pricing Date, and the Chairman shall be automatically granted that number of Stock Units under the Director's Deferred Compensation Plan determined by dividing $100,000 by the Fair Market Value of Class A Common Stock on the IPO Pricing Date; provided, however, that in the case of a person who is not a Nonemployee Director on such date, the grant under this subparagraph (e) shall be subject to that person becoming a Nonemployee Director no later than the next regularly scheduled meeting of the Board. Initial Stock Units shall relate to Class A Common Stock.

                  (f) Other Stock Unit Grants. From and after the IPO Closing Date, on the date of his or her first appointment or election to the Board, a Nonemployee Director shall automatically be granted that number of Stock Units (relating to Class A Common Stock or Class B Common Stock as determined by the Committee) determined by dividing $95,000 by the Fair Market Value of the applicable Common Stock on the date of election to the Board. In addition, on each Annual Director Award Date, each Nonemployee Director other than the Chairman shall automatically be granted an additional number of Stock Units (relating to Class A Common Stock or Class B Common Stock as determined by the Committee) determined by dividing $20,000 by the Fair Market Value of the applicable class of Common Stock on such date.

                  (g) Terms of Stock Units. Stock Units granted under this Plan shall be accounted for and subject to the terms and conditions of the Director's Deferred Compensation Plan, including provisions that the Stock Units cannot be distributed or made available to the Nonemployee Director before the expiration of three years from the Grant Date, except by reason of death or Disability of


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the director, and that dividend equivalents shall be accumulated and reinvested in additional Stock Units.

                  (h) Stock Unit Agreements. Any Award of Stock Units shall be embodied in a Director Award Agreement, which shall contain the terms and conditions and limitations set forth above, and applicable terms and conditions from the Director's Deferred Compensation Plan, and shall be signed by the Participant to whom the Stock Units are granted and by an Authorized Officer for and on behalf of the Company.

         10. Payment of Awards.

                  (a) General. Payment made to a Participant pursuant to an Award may be made in the form of cash or the appropriate class of Common Stock, or a combination thereof, and may include such restrictions as the Committee shall determine, including, in the case of Common Stock, restrictions on transfer and forfeiture provisions. If such payment is made in the form of Restricted Stock, the applicable Award Agreement relating to such shares shall specify whether they are to be issued at the beginning or end of the Restriction Period. In the event that shares of Restricted Stock are to be issued at the beginning of the Restriction Period, the certificates evidencing such shares (to the extent that such shares are so evidenced) shall contain appropriate legends and restrictions that describe the terms and conditions of the restrictions applicable thereto. In the event that shares of Restricted Stock are to be issued at the end of the Restricted Period, the right to receive such shares shall be evidenced by book entry registration or in such other manner as the Committee may determine. Payment of Stock Units awarded to Nonemployee Directors shall be governed by the Director's Deferred Compensation Plan.

                  (b) Deferral. With the approval of the Committee, amounts payable in respect of Awards may be deferred and paid either in the form of installments or as a lump-sum payment. The Committee may permit selected Participants to elect to defer payments of some or all types of Awards or any other compensation otherwise payable by the Company in accordance with procedures established by the Committee and may provide that such deferred compensation may be payable in shares of Common Stock. Any deferred payment pursuant to an Award, whether elected by the Participant or specified by the Award Agreement or by the Committee, may be forfeited if and to the extent that the Award Agreement so provides.

                  (c) Dividends, Earnings and Interest. Rights to dividends or Dividend Equivalents may be extended to and made part of any Stock Award, subject to such terms, conditions and restrictions as the Committee may establish. The Committee may also establish rules and procedures for the crediting of interest or other earnings on deferred cash payments and Dividend Equivalents for Stock Awards.

                  (d) Substitution of Awards. At the discretion of the Committee, a Participant who is an Employee or Independent Contractor may be offered an election to substitute an Employee

Award or Independent Contractor Award for another Employee Award or Independent Contractor Award or Employee Awards or Independent Contractor Awards of the same or different type.

                  (e) Cash-out of Awards. At the discretion of the Committee, an Award that is an Option or SAR may be settled by a cash payment equal to the difference between the Fair Market Value per share of the applicable class of Common Stock on the date of exercise and the Grant Price of the Award, multiplied by the number of shares with respect to which the Award is exercised.

         11. Option Exercise. The Grant Price shall be paid in full at the time of exercise in cash or, if permitted by the Committee and elected by the optionee, the optionee may purchase such shares by means of tendering Common Stock or surrendering another Award, including Restricted Stock, valued at Fair Market Value on the date of exercise, or any combination thereof. The Committee shall determine acceptable methods for Participants to tender Common Stock or other Awards. The Committee may provide for procedures to permit the exercise or purchase of such Awards by use of the proceeds to be received from the sale of Common Stock issuable pursuant to an Award. Unless otherwise provided in the applicable Award Agreement, in the event shares of Restricted Stock are tendered as consideration for the exercise of an Option, a number of the shares issued upon the exercise of the Option, equal to the number of shares of Restricted Stock used as consideration therefor, shall be subject to the same restrictions as the Restricted Stock so submitted as well as any additional restrictions that may be imposed by the Committee. The Committee may adopt additional rules and procedures regarding the exercise of Options from time to time, provided that such rules and procedures are not inconsistent with the provisions of this paragraph.

         12. Taxes. The Company or its designated third party administrator shall have the right to deduct applicable taxes from any Employee Award payment and withhold, at the time of delivery or vesting of cash or shares of Common Stock under this Plan, an appropriate amount of cash or number of shares of Common Stock or a combination thereof for payment of taxes or other amounts required by law or to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for withholding of such taxes. The Committee may also permit withholding to be satisfied by the transfer to the Company of shares of Common Stock theretofore owned by the holder of the Employee Award with respect to which withholding is required. If shares of Common Stock are used to satisfy tax withholding, such shares shall be valued based on the Fair Market Value when the tax withholding is required to be made. The Committee may provide for loans, on either a short term or demand basis, from the Company to a Participant who is an Employee or Independent Contractor to permit the payment of taxes required by law.

         13. Amendment, Modification, Suspension or Termination of the Plan. The Board may amend, modify, suspend or terminate this Plan for the purpose of meeting or addressing any changes in legal requirements or for any other purpose permitted by law, except that (i) no amendment or alteration that would adversely affect the rights of any Participant under any Award previously granted to such Participant shall be made without the consent of such Participant and (ii) no amendment or alteration shall be effective prior to its approval by the stockholders of the Company to the extent such approval is required by applicable legal requirements.

         14. Assignability. Unless otherwise determined by the Committee and provided in the Award Agreement, no Award or any other benefit under this Plan shall be assignable or otherwise transferable except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder. The Committee may prescribe and include in applicable Award Agreements other restrictions on transfer. Any attempted assignment of an Award or any other benefit under this Plan in violation of this paragraph 14 shall be null and void.

         15. Adjustments.

                  (a) The existence of outstanding Awards shall not affect in any manner the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the capital stock of the Company or its business or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock (whether or not such issue is prior to, on a parity with or junior to the existing Common Stock) or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding of any kind, whether or not of a character similar to that of the acts or proceedings enumerated above.

                  (b) In the event of any subdivision or consolidation of outstanding shares of either class of Common Stock, declaration of a dividend payable in shares of either class of Common Stock or other stock split, then (i) the number of shares of such class of Common Stock reserved under this Plan,
(ii) the number of shares of such class of Common Stock covered by outstanding Awards, (iii) the Grant Price or other price in respect of such Awards, (iv) the appropriate Fair Market Value and other price determinations for such Awards, and (v) the Stock Based Awards Limitations shall each be proportionately adjusted by the Board as appropriate to reflect such transaction. In the event of any other recapitalization or capital reorganization of the Company, any consolidation or merger of the Company with another corporation or entity, the adoption by the Company of any plan of exchange affecting any class of Common Stock or any distribution to holders of any class of Common Stock of securities or property (other than normal cash dividends or dividends payable in Common Stock), the Board shall make appropriate adjustments to (i) the number of shares of such class of Common Stock covered by Awards, (ii) the Grant Price or other price in respect of such Awards, (iii) the appropriate Fair Market Value and other price determinations for such Awards, and (iv) the Stock Based Awards Limitations to reflect such transaction; provided that such adjustments shall only be such as are necessary to maintain the proportionate interest of the holders of the Awards and preserve, without increasing, the value of such Awards. In the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Board shall be authorized (x) to issue or assume Awards by means of substitution of new Awards, as appropriate, for previously issued Awards or to assume previously issued Awards as part of such adjustment or (y) to cancel Awards that are Options or SARs and give the Participants who are the holders of such Awards notice and opportunity to exercise for 30 days prior to such cancellation.

         16. Restrictions. No Common Stock or other form of payment shall be issued with respect to any Award unless the Company shall be satisfied based on the advice of its counsel that such issuance will be in compliance with applicable federal and state securities laws. Certificates evidencing shares of Common Stock delivered under this Plan (to the extent that such shares are so evidenced) may be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any securities exchange or transaction reporting system upon which the Common Stock is then listed or to which it is admitted for quotation and any applicable federal or state securities law. The Committee may cause a legend or legends to be placed upon such certificates (if any) to make appropriate reference to such restrictions.

         17. Unfunded Plan. This Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Participants under this Plan, any such accounts shall be used merely as a bookkeeping convenience. The Company shall not be required to segregate any assets for purposes of this Plan or Awards hereunder, nor shall the Company, the Board or the Committee be deemed to be a trustee of any benefit to be granted under this Plan. Any liability or obligation of the Company to any Participant with respect to an Award under this Plan shall be based solely upon any contractual obligations that may be created by this Plan and any Award Agreement, and no such liability or obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company. Neither the Company nor the Board nor the Committee shall be required to give any security or bond for the performance of any obligation that may be created by this Plan.

         18. Governing Law. This Plan and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by mandatory provisions of the Code or the securities laws of the United States, shall be governed by and construed in accordance with the laws of the State of Delaware.

         19. Effectiveness. The Plan, as approved by the Board, was effective as of October 16, 1998. This Plan was approved by the stockholder of the Company on October 19, 1998. The amendments to the Plan to permit the grant of Awards denominated in Class B Common Stock shall be effective on May 12, 1999 and are conditioned upon the approval of the stockholders of the Company prior to December 31, 1999.